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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ______________

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Date Of Report (Date Of Earliest Event Reported):       February 10, 2000

                              VIRATA CORPORATION

            (Exact Name Of Registrant As Specified In Its Charter)


           DELAWARE                             000-28157                           77-0521696
(State Or Other Jurisdiction Of         (Commission File Number)         (IRS Employer Identification No.)
         Incorporation)

                       2933 BUNKER HILL LANE, SUITE 201
                        SANTA CLARA, CALIFORNIA  95054

              (Address Of Principal Executive Offices) (Zip Code)


      Registrant's Telephone Number, Including Area Code:  (408) 566-1000



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Item 2.  Acquisition or Disposition of Assets.
------   ------------------------------------

         On February 10, 2000, Virata Corporation, a Delaware corporation (the "Registrant"), acquired all of the outstanding capital stock of D2 Technologies, Inc., a California corporation ("D2 Technologies"), for an aggregate purchase price of $90 million, based on an agreed upon price per share of Registrant's common stock of $36.00 (the "Acquisition"). Holders of D2 Technologies common stock and preferred stock will receive shares of the Registrant's common stock based on an exchange ratio of approximately 0.39 and
0.45 Registrant shares, respectively, in exchange for each of their shares of D2 Technologies. In addition, the Registrant has assumed all of the outstanding D2 Technologies stock options. The Acquisition was effected by means of a stock-for-stock merger, pursuant to which a wholly-owned subsidiary of the Registrant merged with and into D2 Technologies, with D2 Technologies as the surviving corporation. As a result of the merger, D2 Technologies became a wholly-owned subsidiary of the Registrant. The consideration paid by the Registrant for D2 Technologies' outstanding capital stock was negotiated at arm's length between the parties on the basis of the Registrant's assessment of the value of D2 Technologies and its capital stock, following an investigation of, and discussions with D2 Technologies and its representatives concerning D2 Technologies, its business, and prospects. Certain of D2 Technologies' officers, including David Y. Wong, President of D2 Technologies, and David M. Lindsay, Chief Engineer of D2 Technologies, have entered into employment and related agreements with the Registrant. To the Registrant's knowledge, there is no other material relationship between any of the former stockholders of D2 Technologies and the Registrant or any of its affiliates, any director or
officer of the Registrant, or any associate of any such director or officer.   A
copy of a press release announcing the completion of the Acquisition is included herein as Exhibit 99.1 and is incorporated by reference into this Item 2.

Item 7.  Financial Statements, Pro Forma and Exhibits.
------   -----------------------------------------------

(a)  Financial Statements of Businesses Acquired.

     None of the required financial statements are currently available. Pursuant to paragraph (a)(4) of Item 7, the required historical financial information will be filed or incorporated by reference as soon as practicable, but in no event later than April 23, 2000.

(b)  Pro Forma Financial Information.

     None of the required pro forma financial information is currently available. Pursuant to paragraph (b)(2) of Item 7, the required pro forma financial information will be filed as soon as practicable, but in no event later than April 23, 2000.

(c)  Exhibits

Exhibit No.        Description
-----------        -----------

99.1 Press Release, dated February 14, 2000, announcing the completion of the acquisition.

                                       2
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                                   Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated as of February 15, 2000

                                    VIRATA CORPORATION

                                    By:  /s/ Andrew M. Vought
                                       --------------------------------------
                                        Andrew M. Vought
                                        Chief Financial Officer and Secretary

                                       3
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                                 EXHIBIT INDEX



                                                                  Sequentially
Exhibit No.     Description                                      Numbered Page
-----------     ---------------------------------------------    -------------
99.1            Press Release, dated February 14, 2000,
                announcing the completion of the acquisition.

                                       4